EXHIBIT 2

State of New York

Banking Department

I, P. VINCENT CONLON, Deputy Superintendent of Banks of the State of New York, DO HEREBY CERTIFY:

THAT, the records in the Office of the Superintendent of Banks indicate that BANKERS TRUST COMPANY is a corporation duly organized and existing under the laws of the State of New York as a trust company, pursuant to Article III of the Banking Law; and

THAT, the Organization Certificate of BANKERS TRUST COMPANY was filed in the Office of the Superintendent of Banks on March 5, 1903, and such corporation was authorized to commence business on March 24, 1903; and

THAT, the following amendments to its Organization Certificate have been filed in the Office of the Superintendent of Banks as of the dates specified:

Certificate of Amendment of Certificate of Incorporation providing for an increase in number of directors - filed on January 14, 1905

Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on August 4, 1909

Certificate of Amendment of Certificate of Incorporation providing for an increase in number of directors - filed on February 1, 1911

Certificate of Amendment of Certificate of Incorporation providing for an increase in number of directors - filed on June 17, 1911

Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on August 8, 1911

Certificate of Amendment of Certificate of Incorporation providing for an increase in number of directors - filed on August 8, 1911

Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on March 21, 1912

Certificate of Amendment of Certificate of Incorporation providing for a decrease in number of directors - filed on January 15, 1915

Certificate of Amendment of Certificate of Incorporation providing for a decrease in number of directors - filed on December 18, 1916

Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on April 20, 1917

Certificate of Amendment of Certificate of Incorporation providing for an increase in number of directors - filed on April 20, 1917

Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on December 28, 1918

Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on December 4, 1919

Certificate of Amendment of Certificate of Incorporation providing for an increase in number of directors - filed on January 15, 1926

Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on June 12, 1928

Certificate of Amendment of Certificate of Incorporation providing for a change in shares - filed on April 4, 1929

Certificate of Amendment of Certificate of Incorporation providing for a minimum and maximum number of directors - filed on January 11, 1934

Certificate of Extension to perpetual - filed on January 13, 1941

Certificate of Amendment of Certificate of Incorporation providing for a minimum and maximum number of directors - filed on January 13, 1941

Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on December 11, 1944

Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed January 30, 1953

Restated Certificate of Incorporation - filed November 6, 1953

Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on April 8, 1955

Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on February 1, 1960

Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on July 14, 1960

Certificate of Amendment of Certificate of Incorporation providing for a change in shares - filed on September 30, 1960

Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on January 26, 1962

Certificate of Amendment of Certificate of Incorporation providing for a change in shares - filed on September 9, 1963

Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on February 7, 1964

Certificate of Amendment of Certificate of Incorporation providing for an increase in capital stock - filed on February 24, 1965

Certificate of Amendment of the Organization Certificate providing for a decrease in capital stock - filed January 24, 1967

Restated Organization Certificate - filed June 1, 1971

Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed October 29, 1976

Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed December 22, 1977

Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed August 5, 1980

Restated Organization Certificate - filed July 1, 1982

Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed December 27, 1984

Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed September 18, 1986

Certificate of Amendment of the Organization Certificate providing for a minimum and maximum number of directors - filed January 22, 1990

Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed June 28, 1990

Restated Organization Certificate - filed August 20, 1990

Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed June 26, 1992

Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed March 28, 1994

Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed June 23, 1995

Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed December 27, 1995

Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed March 21, 1996

Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed December 27, 1996

Certificate of Amendment to the Organization Certificate providing for an increase in capital stock - filed June 27, 1997

Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed September 26, 1997

Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed December 29, 1997

Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed March 26, 1998

Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed June 23, 1998

Restated Organization Certificate - filed August 31, 1998

Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed September 25, 1998

Certificate of Amendment of the Organization Certificate providing for an increase in capital stock - filed December 18, 1998; and

Certificate of Amendment of the Organization Certificate providing for a change in the number of directors - filed September 3, 1999; and

THAT, no amendments to its Restated Organization Certificate have been filed in the Office of the Superintendent of Banks except those set forth above; and attached hereto; and

I DO FURTHER CERTIFY THAT, BANKERS TRUST COMPANY is validly existing as a banking organization with its principal office and place of business located at 130 Liberty Street, New York, New York.

WITNESS, my hand and official seal of the Banking Department at the City of New York this 16th day of October in the Year Two Thousand and One.

/s/ P. Vincent Conlon
Deputy Superintendent of Banks